                                                               Exhibit 12.1

                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months Ended June 30, 1998
                                 (in thousands)


Net income from continuing operations               $147,927

Income taxes                                          68,787

Fixed charges                                        113,726
                                                    --------

     Total                                          $330,440
                                                    ========

Interest expense                                    $104,509
Interest component of rentals                          9,217
                                                    --------

     Total                                          $113,726
                                                    ========

Ratio of earnings to fixed charges                      2.91
                                                        ====